UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

___________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California  94612-1888
(Address of principal executive offices)   (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 18, 2014, The Clorox Company (the “Company”) issued a press release announcing that it had named Donald Knauss to the newly-created position of Executive Chairman to be effective on November 20, 2014, and appointed Benno Dorer to the position of Chief Executive Officer of the Company to be effective on November 20, 2014.

Mr. Knauss, 63, has served as the Company’s Chairman and Chief Executive Officer since October 2006. Prior to that, he was Executive Vice President of The Coca-Cola Company and President and Chief Operating Officer for Coca-Cola North America. Previously, he was President of the Retail Division of Coca-Cola North America, President and Chief Executive Officer of The Minute Maid Company (a division of The Coca-Cola Company). Prior to joining Coca-Cola, Mr. Knauss held a variety of positions in marketing and sales with the Frito-Lay and Tropicana divisions of PepsiCo, Inc. He began his business career as a brand manager at Procter & Gamble. Prior to that, he served as an officer of the United States Marine Corps. Mr. Knauss also serves as a director of the Kellogg Company and was previously a director of URS Corporation.

Mr. Dorer, 50, has served as the Company’s Executive Vice President and Chief Operating Officer – Cleaning, International and Corporate Strategy since January 2013. In that role, he is responsible for the Laundry, Home Care, and International businesses as well as Corporate Strategy and Growth. He previously served as Senior Vice President – Cleaning Division and Canada from March 2011 through December 2012, Senior Vice President & General Manager – Cleaning Division from June 2009 through March 2011, and Vice President & General Manager – Cleaning Division from October 2007 through June 2009. Mr. Dorer joined Clorox in 2005 as Vice President & General Manager – Glad® Products. Prior to that role he worked for Procter & Gamble for 14 years, leading the marketing organization for the Glad® Products joint venture since its inception and holding marketing positions across a range of categories and countries.

The compensation arrangements to be effective on November 20, 2014 for Mr. Knauss and Mr. Dorer have not yet been determined.

In addition, on September 18, 2014, George Roeth, the Company’s Executive Vice President and Chief Operating Officer – Lifestyle, Household & Global Operating Functions, provided notification that he will be retiring effective January 2, 2015. Mr. Roeth, 53, has served in this role since January 2013 and previously served as Senior Vice President – General Manager, Specialty Division from June 2009 through December 2012 and Vice President – General Manager, Specialty Division from February 2007 through May 2009. Mr. Roeth joined Clorox in 1987 as a brand assistant in the marketing organization, and subsequently held marketing positions across a range of businesses.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated September 18, 2014 of The Clorox Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	September 18, 2014	By:	/s/ Laura Stein
Senior Vice President – General Counsel

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated September 18, 2014 of The Clorox Company